Exhibit 99.2

VANGUARD HEALTH HOLDING COMPANY II, LLC
VANGUARD HOLDING COMPANY II, INC.

OFFER TO EXCHANGE
New 7.750% Senior Notes due 2019
which have been registered under the Securities Act of 1933, as amended, for
All Outstanding 7.750% Senior Notes due 2019

VANGUARD HEALTH HOLDING COMPANY I, LLC
VANGUARD HOLDING COMPANY I, INC.

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON ________, 2013 UNLESS EXTENDED.

_______, 2013

To Our Clients:

Enclosed for your consideration are a Prospectus, dated _______, 201__ (as the same may be amended or supplemented from time to time, the “Prospectus”), and form of Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (together with VHS Holdco II, the “Issuers”) to exchange $375,000,000 aggregate principal amount of the Issuers' 7.750% Senior Notes due 2019, guaranteed by Vanguard Health Systems, Inc., Vanguard Health Holding Company I, LLC (“VHS Holdco I”) and certain subsidiaries of VHS Holdco II (collectively, the “Guarantors”), that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Exchange Notes”), for any and all of their outstanding 7.750% Senior Notes due 2019 that have not been registered under the Securities Act (collectively, the “Outstanding Notes”), guaranteed by the Guarantors, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Outstanding Notes are unconditionally guaranteed (the “Outstanding Guarantees”) by the Guarantors on a senior basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on a senior basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the Outstanding Guarantees of the Outstanding Notes for which such Exchange Notes are issued in the Exchange Offer. The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided in the Letter of Transmittal or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act.

Throughout this letter, unless the context otherwise requires, references to the “Exchange Offer” include the Guarantors' offer to exchange the New Guarantees for Outstanding Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Outstanding Notes” include the related Outstanding Guarantees.

The Issuers will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

The enclosed materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge beneficial owners of Outstanding Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender their Outstanding Notes in the Exchange Offer.

Accordingly, we request instructions as to whether you wish to tender any or all such Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us as to whether or not to tender your Outstanding Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 P.M., New York City Time, on ________, 2013, unless the Exchange Offer is extended by the Issuers. The time the Exchange Offer expires is referred to as the “Expiration Date.” Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date.

IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR OUTSTANDING NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS BOOKLET.

The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Outstanding Notes held by us and registered in our name for your account or benefit.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Outstanding Notes on your account.

Please carefully review the enclosed material as you consider the Exchange Offer.

INSTRUCTIONS TO REGISTERED HOLDER
FROM BENEFICIAL OWNER
OF
7.750% SENIOR NOTES DUE 2019

The undersigned hereby acknowledges receipt of the Prospectus, dated ________, 201__ (as the same may be amended or supplemented from time to time, the “Prospectus”), and a Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (together with VHS Holdco II, the “Issuers”) to exchange denominations of $2,000 and integral multiples of $1,000 in excess thereof of the Issuers' new 7.750% Senior Notes due 2019 (the “Exchange Notes”), guaranteed by Vanguard Health Systems, Inc., Vanguard Health Holding Company I, LLC and certain subsidiaries of VHS Holdco II (collectively, the “Guarantors”), for denominations of principal amount of $2,000 and integral multiples of $1,000 in excess thereof of outstanding 7.750% Senior Notes due 2019 that have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Outstanding Notes”), guaranteed by the Guarantors, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

$                    of the Outstanding Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if any):

$                    of the Outstanding Notes.

☐ NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that (i) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (ii) the undersigned is not engaging in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (see the section of the Prospectus entitled “The Exchange Offer -- Resale of Exchange Notes”), (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, (v) the undersigned is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuers or the Guarantors and (vi) if the undersigned or the person receiving such Exchange Notes, whether or not such person is the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Outstanding Notes acquired directly from the Issuers), it acknowledges that such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such broker-dealer in the Exchange Offer, which prospectus delivery requirements may be satisfied by the delivery by such broker-dealer of a copy of the Prospectus; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.

SIGN HERE

Dated __________________________

Signature(s) __________________________

Print Name(s) __________________________

Address: __________________________
(Please include Zip Code)

Telephone Number __________________________
(Please include Area Code)

Tax Identification Number __________________________
(Social Security Number or Employer Identification Number)

My Account Number With You __________________________

None of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Outstanding Notes held by us for your account.